Exhibit 99.1

List of Omitted Schedules and Exhibits

The following schedules and exhibits to the Agreement and Plan of Reorganization, dated as of August 16, 2015, by and among Liberty Interactive Corporation, zulily, inc., Mocha Merger Sub, Inc., and Ziggy Merger Sub, LLC have not been provided herein:

Schedules:

Section 3.1: Organization and Corporate Power

Section 3.2: Capitalization

Section 3.3: Authority; Execution and Delivery; Enforceability; State Takeover Statutes

Section 3.4: Consents and Approvals; No Conflicts

Section 3.9: Compliance with Laws

Section 3.11: Employee Benefit Matters

Section 3.14 : Properties

Section 3.15: Personal Properties and Assets

Section 3.16 : Tax Returns and Tax Payments

Section 3.17: Company Material Contracts

Section 3.18: Intellectual Property

Section 3.19: IT Systems and Data Security

Section 3.22: Broker’s Fees

Section 5.1: Company Conduct of Business Prior to the First Effective Time

Section 5.1(h): Company’s Budgeted Capital Expenditures for 2015

Section 5.9: Indemnification

Section 8.12A: Knowledge Definition

Section 4.3: Capitalization

Section 4.6: SEC Documents; Financial Statements; Undisclosed Liabilities

Section 8.12B: Knowledge Definition

Exhibits:

Exhibit A: Form of Tender and Support Agreement

Exhibit B: Form of Company Tax Representation Letter

Exhibit C: Form of Parent Tax Representation Letter

The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request.